Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006


                                                        Dated: December 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

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The interest rate of each State of Israel Saving Bond to be sold during the Sales Period commencing on December 15, 2006 and terminating on December 31, 2006 is:

      2-Year Saving Bond:                          4.70%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,741.

      5-Year Mazel Tov Saving Bond ($100):         4.73%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $126.

      10-Year Saving Bond:                         4.80%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $3,995.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel December 26, 2006.